UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2022

FVCBankcorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-38647	47-5020283
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

11325 Random Hills Road

Fairfax, Virginia 22030

(Address of Principal Executive Offices) (Zip Code)

(703) 436-3800

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered under Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	FVCB	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On March 17, 2022, FVCBankcorp, Inc. (the “Company”) issued a press release announcing that its Board of Directors has renewed its share repurchase program (the “Repurchase Program”) that was initiated in 2020 and extended in 2021. Under the renewed Repurchase Program, the Company may purchase up to 1,080,860 shares of the Company’s issued and outstanding shares of common stock, par value $0.01 per share, or approximately 8% of its outstanding common stock at December 31, 2021. The Repurchase Program will expire on March 31, 2023, subject to earlier termination of the program by the Board of Directors. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 17, 2022 announcing renewal of share repurchase program

104	The cover page from the Company’s Form 8-K with a date on report of March 17, 2022, formatted in Inline Extensible Business Reporting Language (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FVCBANKCORP, INC.

By:	/s/ Jennifer L. Deacon
Jennifer L. Deacon, Executive Vice President and Chief Financial Officer

Dated: March 17, 2022